UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, ViewRay, Inc. (the “Company”) issued a press release announcing the appointment of Scott Drake as President and Chief Executive Officer of the Company and the resignation of Chris A. Raanes as President and Chief Executive Officer. In connection with his appointment, Mr. Drake has also been appointed to the Company’s Board of Directors (the “Board”). The Company also announced the appointment of Shahriar Matin as Chief Operating Officer and the resignation of Doug Keare as Chief Operating Officer. Finally, the Company also announced the appointment of Keith Grossman as a Class I director. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

In connection with their appointments, the Company entered into employment agreements with Scott Drake and Shahriar Matin, both effective as of July 22, 2018. Both Mr. Drake and Mr. Matin will serve as at-will employees. Pursuant to his employment agreement, Mr. Drake will receive a base salary of $700,000, and will be eligible to receive a target performance bonus equal to 100% of his base salary, with a threshold of 50% and maximum of 200% of his base salary. The Company also granted an option to purchase 1,925,000 shares of the Company’s common stock and 1,155,000 restricted stock units to Mr. Drake in consideration of his agreement to join the Company.

Pursuant to his employment agreement, Mr. Matin will receive a base salary of $425,000, and will be eligible to receive a target performance bonus equal to 75% of his base salary, with a threshold of 37.5% and maximum of 150% of his base salary. The Company also granted an option to purchase 962,500 shares of the Company’s common stock and 577,500 restricted stock units to Mr. Matin in consideration of his agreement to join the Company.

The equity awards described above were granted under the Company’s 2018 Equity Inducement Award Program with an exercise price equal to the closing price of the Company’s common stock on July 20, 2018 of $9.66. Twenty-five percent of the shares subject to such options will vest on the one-year anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the three years following the first anniversary, subject to their continued service through each such vesting date. One-third of the restricted stock units will vest on each of the first three anniversaries of the grant date, subject to their continued service through each such vesting date. Both Mr. Drake and Mr. Matin will receive a travel stipend for the period of August 1, 2018 through May 1, 2019 to cover personal travel and lodging expenses to the Company’s principal offices.

In the event either Mr. Drake or Mr. Matin is terminated without cause or resigns for good reason (as such terms are defined in their employment agreements), both executives are entitled to severance payments. Mr. Drake will receive an amount equal to two times the sum of his base salary plus his target performance bonus, while Mr. Matin will receive an amount equal to his base salary plus his target performance bonus. In addition, for both Mr. Drake and Mr. Matin, any equity awards that would otherwise have vested during the twenty-four month period following his termination will accelerate and vest on the date of his termination, and he will have twelve months from the date of his termination to exercise any vested stock options. The Company will also continue to pay the employer portion of the COBRA premium cost for up to twelve months.

In the event either Mr. Drake or Mr. Matin is terminated without cause or resigns for good reason within three months prior to or eighteen months following a change in control of the Company (as such term is defined in the ViewRay, Inc. 2015 Equity Incentive Award Plan) both executives are entitled to severance benefits described above and his equity awards will accelerate and vest on the date of his termination.

As a non-employee director, Mr. Grossman will be compensated pursuant to the terms of the ViewRay, Inc. Board of Directors Non-Employee Director Compensation Policy.

In connection with their resignations and in consideration of their release of claims against the Company, on July 22, 2018, the Company entered into a separation and consulting agreement with each of Mr. Raanes and Mr. Keare. Both Mr. Raanes and Mr. Keare will provide consulting and advisory services to the Company for a period of one year, for Mr. Raanes, and six months, for Mr. Keare, from the separation date (each a “Consulting Period”). Pursuant to his separation and consulting agreement, Mr. Raanes will receive, among the other benefits provided for in the agreement, cash payments equal to $630,944 and reimbursement for continued medical insurance coverage pursuant to COBRA for the twelve month period following the separation date.

Pursuant to his separation and consulting agreement, Mr. Keare will receive, among the other benefits provided for in the agreement, cash payments equal to $286,966 and reimbursement for continued medical insurance coverage pursuant to COBRA for the six month period following the separation date.

While serving as a consultant to the Company, Mr. Raanes and Mr. Keare will each continue to vest in the shares of the Company’s common stock underlying their stock options pursuant to the terms of their equity awards with Mr. Raanes being eligible to vest in any unvested options that would otherwise have vested in up to the 24 month period following July 22, 2018 and Mr. Keare being eligible to vest in any unvested equity awards that would otherwise have vested in up to the 6 month period following July 22, 2018.

Mr. Raanes and Mr. Keare will remain subject to the Company’s Confidentiality, Inventions and Non-Interference Agreement and will be subject to a confidentiality obligation, non-disparagement and non-solicitation of employees, agents or consultants of the Company during the Consulting Period and for twelve months thereafter.

The foregoing description of the agreements with Messrs. Drake, Matin, Raanes and Keare contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of their agreements. A copy of the agreements will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Dated: July 24, 2018	By:	/s/ Ajay Bansal
		Name:	Ajay Bansal
		Title:	Chief Financial Officer